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EXHIBIT 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated March 5, 2008 with respect to the financial statements of Central GoldTrust as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007, incorporated by reference in the Registration Statement on Amendment No. 1 to Form F-10 of Central GoldTrust.

Toronto, Canada	Chartered Accountants
December 19, 2008	Licensed Public Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM